As filed with the Securities and Exchange Commission on November 5, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

SOUTHCROSS ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1700 Pacific Avenue, Suite 2900
(State or Other Jurisdiction of	Dallas, Texas 75201	45-5045230
Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

SOUTHCROSS ENERGY PARTNERS, L.P. 2012 LONG-TERM INCENTIVE PLAN
(Full title of plan)

David W. Biegler
1700 Pacific Avenue, Suite 2700
Dallas, Texas 75201
(214) 979-3700
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

William N. Finnegan IV
Ryan J. Maierson
Latham & Watkins LLP
811 Main Street
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Units, representing limited partner interests	1,750,000	$22.60	(2)	$39,550,000	(2)	$5,395

(1)                                 Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units as may become issuable pursuant to the adjustment provisions of the Southcross Energy Partners, L.P. 2012 Long-Term Incentive Plan.

(2)                                 Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act.  The price for the 1,750,000 common units being registered hereby is based on a price of $22.60, which is the average high and low trading prices per common unit of Southcross Energy Partners, L.P. as reported by the NYSE on November 2, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Southcross Energy Partners GP, LLC (the “General Partner”) will provide all participants in the Southcross Energy Partners, L.P. 2012 Long-Term Incentive Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, Southcross Energy Partners, L.P. (the “Registrant”) has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

(a)                                 The Registrant’s prospectus filed pursuant to Rule 424(b) on November 2, 2012; and

(b)                                 The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-35719) filed with the Commission on October 26, 2012 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not applicable.

Item 5.         Interests of Named Experts and Counsel.

Not applicable.

Item 6.         Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Section 7.7(a) of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), in most circumstances, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals:

•                  the General Partner;

•                  any departing general partner;

•                  any person who is or was an affiliate of the General Partner or any departing general partner;

•                  any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the Registrant, its subsidiaries, the General Partner or any departing general partner or any of their affiliates;

•                  any person who is or was serving at the request of the General Partner or any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or any of its subsidiaries; provided that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•                  any person the General Partner designates as an Indemnitee for purposes of the Partnership Agreement because such person’s status, service or relationship exposes such person to potential claims, demands, suits or proceedings relating to the business and affairs of the Registrant and its subsidiaries treated as a single-consolidated entity.

Any indemnification described above will be made only out of the Registrant’s assets.  The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate such indemnification.

Section 7.7(b) of the Partnership Agreement states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnitee is not entitled to be indemnified upon receipt by the Registrant of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7 of the Partnership Agreement.

Section 7.7(d) of the Partnership Agreement states that the Registrant may purchase and maintain (or reimburse the General Partner or its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such person in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liability under the Partnership Agreement.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  As of the date of the Registrant’s initial public offering pursuant to its registration statement on Form S-1 (File No. 333-180841) (the “Form S-1”), the General Partner will maintain directors and officers liability insurance for the benefit of its directors and officers.

In addition, Section 8(b) of the Underwriting Agreement (as defined in the Partnership Agreement) provides for the indemnification of the Registrant, the General Partner and Southcross Energy Operating, LLC, a wholly owned subsidiary of the Registrant (the “Operating Company”), the General Partner’s officers and directors who sign the Form S-1, and each person who controls the Registrant, the General Partner, or the Operating Company, including indemnification for liabilities under the Securities Act.

Under the amended and restated limited liability company agreement of the General Partner, in most circumstances, the General Partner will indemnify (i) Southcross Energy LLC, as the initial member of the General Partner, and any person later admitted to the General Partner as a member; (ii) any person who is or was an affiliate of the General Partner (other than the Registrant and its subsidiaries); (iii) any person who is or was a member, partner, officer, director, fiduciary or trustee of the General Partner or its affiliates (other than the Registrant and its subsidiaries); (iv) any person who is or was serving at the request of the General Partner or its affiliates as an officer, director, member, manager, partner, fiduciary or trustee of another person; provided, however, that a person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (iv) any person designated by the board of directors of the General Partner.

The General Partner may purchase insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the General Partner or any of its subsidiaries.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description

4.1*

Certificate of Limited Partnership of Southcross Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on April 20, 2012).

4.2*

Form of First Amended and Restated Agreement of Limited Partnership of Southcross Energy Partners, L.P. (incorporated by reference to Appendix A to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on April 20, 2012).

4.3*

Form of Southcross Energy Partners, L.P. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on June 1, 2012).

4.4*

Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.5 of Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on September 14, 2012).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP—Dallas, Texas office.

23.2	Consent of Deloitte & Touche LLP—Houston, Texas office.

23.3	Consent of Latham & Watkins LLP (i ncluded in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

* Incorporated herein by reference as indicated.

Item 9.         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 5, 2012

SOUTHCROSS ENERGY PARTNERS, L.P.
By: Southcross Energy Partners GP, LLC, its general partner

By:	/s/ David W. Biegler
Name: David W. Biegler
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David W. Biegler and J. Michael Anderson, each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on November 5, 2012

Name	Title	Date

/s/ David W. Biegler	President, Chief Executive Officer (Principal	November 5, 2012
David W. Biegler	Executive Officer) and Director

/s/ J. Michael Anderson	Senior Vice President and Chief Financial Officer	November 5, 2012
J. Michael Anderson	(Principal Financial Officer)

/s/ David M. Mueller	Senior Vice President and Chief Accounting Officer	November 5, 2012
David M. Mueller	(Principal Accounting Officer)

/s/ Samuel P. Bartlett	Director	November 5, 2012
Samuel P. Bartlett

/s/ Jon M. Biotti	Director	November 5, 2012
Jon M. Biotti

/s/ Kim G. Davis	Director	November 5, 2012
Kim G. Davis

/s/ Jerry W. Pinkerton	Director	November 5, 2012
Jerry W. Pinkerton

Exhibit Index

Exhibit No.	Description

4.1*

Certificate of Limited Partnership of Southcross Energy Partners, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on April 20, 2012).

4.2*

Form of First Amended and Restated Agreement of Limited Partnership of Southcross Energy Partners, L.P. (incorporated by reference to Appendix A to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on April 20, 2012).

4.3*

Form of Southcross Energy Partners, L.P. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Amendment No. 1 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on June 1, 2012).

4.4*

Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 10.5 of Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-180841), filed on September 14, 2012).

5.1	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP—Dallas, Texas office.

23.2	Consent of Deloitte & Touche LLP—Houston, Texas office.

23.3	Consent of Latham & Watkins LLP (i ncluded in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereof).

* Incorporated herein by reference as indicated.